THE TOLEDO EDISON COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                               AS OF JUNE 30, 2005

                                                                          Non-nuclear
                                                           As Reported    Adjustments       Pro Forma
                                                           -----------    -----------       ---------
                                                                        (In thousands)
                      ASSETS
                                                                    (In thousands)
UTILITY PLANT:
   In service                                             $ 1,902,930     $  (250,831)  a  $ 1,652,099
   Less-Accumulated provision for depreciation                802,653        (179,882)  b      622,771
                                                          ------------    ------------     ------------
                                                            1,100,277         (70,949)       1,029,328
                                                          ------------    ------------     ------------
   Construction work in progress-
      Electric plant                                           52,465          (2,688)  c       49,777
      Nuclear Fuel                                              4,063                            4,063
                                                          ------------    ------------     ------------
                                                               56,528          (2,688)          53,840
                                                          ------------    ------------     ------------
                                                            1,156,805         (73,637)       1,083,168
                                                          ------------    ------------     ------------
OTHER PROPERTY AND INVESTMENTS:
   Investment in lessor notes                                 178,797                          178,797
   Nuclear plant decommissioning trusts                       315,142                          315,142
   Long-term notes receivable from associated companies        40,014         102,550   d      142,564
   Other                                                        1,784            (156)  e        1,628
                                                          ------------    ------------     ------------
                                                              535,737         102,394          638,131
                                                          ------------    ------------     ------------
CURRENT ASSETS:
   Cash and cash equivalents                                       15              (3)  f           12
   Receivables-
      Customers                                                 2,105                            2,105
      Associated companies                                     19,373                           19,373
      Other                                                     3,182                            3,182
   Notes receivable from associated companies                  16,099                           16,099
   Materials and supplies, at average cost                     46,192          (4,936)  g       41,256
   Prepayments and other                                          742                              742
                                                          ------------    ------------     ------------
                                                               87,708          (4,939)          82,769
                                                          ------------    ------------     ------------
DEFERRED CHARGES:
   Regulatory assets                                          504,522                          504,522
   Goodwill                                                   330,192                          330,192
   Property taxes                                              24,100          (2,535)  h       21,565
   Other                                                       39,189               7   i       39,196
                                                          ------------    ------------     ------------
                                                              898,003          (2,528)         895,475
                                                          ------------    ------------     ------------
                                                          $ 2,678,253     $    21,290      $ 2,699,543
                                                          ============    ============     ============
          CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   Common stockholder's equity-
      Common stock, $5 par value                          $   195,670                      $   195,670
      Other paid-in capital                                   428,566          22,061   j      450,627
      Accumulated other comprehensive income                   18,646               -           18,646
      Retained earnings                                       184,678                          184,678
                                                          ------------    ------------     ------------
         Total common stockholder's equity                    827,560          22,061          849,621
   Preferred stock not subject to mandatory redemption        126,000                          126,000
   Long-term debt                                             296,482                          296,482
                                                          ------------    ------------     ------------
                                                            1,250,042          22,061        1,272,103
                                                          ------------    ------------     ------------
CURRENT LIABILITIES:
   Currently payable long-term debt                            90,950                           90,950
   Short-term borrowings
   Accounts payable-                                                                                 -
      Associated companies                                     34,806               -           34,806
      Other                                                     3,117                            3,117
   Notes payable to associated companies                      333,136                          333,136
   Accrued taxes                                               57,466                           57,466
   Lease market valuation liability                            24,600                           24,600
   Other                                                       25,802               -           25,802
                                                          ------------    ------------     ------------
                                                              569,877               -          569,877
                                                          ------------    ------------     ------------
NONCURRENT LIABILITIES:
   Accumulated deferred income taxes                          235,448          10,233   k      245,681
   Accumulated deferred investment tax credits                 24,024          (6,813)  l       17,211
   Retirement benefits                                         41,464                           41,464
   Asset retirement obligation                                200,867          (1,656)  m      199,211
   Lease market valuation liability                           255,700                          255,700
   Other                                                      100,831          (2,535)  h       98,296
                                                          ------------    ------------     ------------
                                                              858,334            (771)         857,563
                                                          ------------    ------------     ------------
COMMITMENTS AND CONTINGENCIES
                                                          ------------    ------------     ------------
                                                          $ 2,678,253     $    21,290      $ 2,699,543
                                                          ============    ============     ============


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COMBINED EXPLANATORY NOTES FOR THE PRO FORMA OPERATING COMPANY BALANCE SHEETS

     a.   The transfer of non-nuclear generation plant in service to FGCO.
     b. The transfer of the accumulated provision for depreciation on non-nuclear plant in service to FGCO.
     c. The transfer of non-nuclear plant construction work in progress to FGCO.
     d. The establishment of an associated company note receivable as consideration for the purchased assets and assumption of liabilities.
     e. The transfer of other property and investments related to non-nuclear plant assets to FGCO.
     f. The transfer of working cash funds used for expense advances at certain non-nuclear generation facilities to FGCO.
     g. The transfer of materials and supplies for non-nuclear generation plant to FGCO.
     h. The transfer of deferred property tax charges for non-nuclear generation plant to FGCO.
     i. The transfer of other work in progress for non-nuclear generation plant to FGCO.
     j. To record in other paid-in capital the difference between the net book value and the purchase price, pursuant to the purchase option in the Master Lease, for the non-nuclear generation assets.
     k. The transfer of accumulated deferred income taxes for non-nuclear generation plant to FGCO.
     l. The transfer of accumulated deferred investment tax credits for non-nuclear generation plant to FGCO.
     m. The transfer of asset retirement obligations related to the non-nuclear generation plants to FGCO.
     n. The transfer of deferred property taxes and accumulated deferred investment tax credits for non-nuclear generation plant to FGCO.
     o. The establishment of notes payable to associated companies to reflect the net liabilities transferred to FGCO.